NONCOMPETITION AGREEMENT


         AGREEMENT dated January 25, 1999, between SONUS-USA, INC., a Washington corporation ("SONUS") and GREGORY J. FRAZER ("Employee").

                                    RECITALS

                  A. SONUS entered into stock purchase agreements with Employee for the following companies on various dates:

                     Hearing Care Associates-Northridge, Inc.;
                     Hearing Care Associates-Glendale, Inc.;
                     Hearing Care Associates-Glendora, Inc.;
                     Hearing Care Associates-Los Angeles, Inc.;
                     Hearing Care Associates-Arcadia, Inc.;
                     Hearing Care Associates-Sherman Oaks, Inc.;
                     Audio-Vestibular Center, Inc.;
                     Hearing Care Associates-Lancaster, Inc.;
                     Hearing Care Associates-Santa Monica, Inc.;
                     Hearing Care Associates-Inglewood, Inc.; and
                     Hearing Care Associates-Montclair, Inc.

(collectively, "HCA Companies");

                  B. In connection with the purchase of HCA Companies, Employee and SONUS entered into certain noncompetition agreements prohibiting employee from competing with SONUS in certain geographic areas.

                  C. Employee was a principal shareholder, a member of the board of directors, and a key executive officer of HCA Companies. Because of Employee's detailed knowledge of HCA Companies and Employee's reputation and relationship with patients, customers, suppliers, distributors, employees, and other parties doing business with HCA Companies. SONUS recognizes the Employee acknowledges the detrimental effect on and the decrease in value of the HCA Companies that would result if Employee were to enter into competition with SONUS.

                  D. SONUS and Employee have determined that it is in the best interest of each of them to expand the geographic area covered by Employee's covenant not to compete. Employee and SONUS acknowledge that the expanded covenant not to compete is in connection with the sale of the HCA Companies.

                                      TERMS

                  In consideration of the covenants and agreements of the parties herein contained, the parties agree as follows:

                  1. Covenant Not to Compete. For a period of three years after the date Employee's employment with SONUS terminates for any reason, Employee will not directly or indirectly engage in any Competitive Activities (as hereinafter defined) within the Territory (as hereinafter defined). The term "Competitive Activities" as used herein shall mean:

                  (i) directly or indirectly engaging in, continuing in or carrying on any business substantially similar to that heretofore conducted by SONUS, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which competes with SONUS or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                  (ii) consulting with, advising or assisting in any way with respect to the operation of any hearing care business of the type conducted by SONUS or any business substantially similar thereto, whether or not for consideration, or any corporation, partnership, firm or other business organization which is now, becomes or is actively planning to become a competitor of SONUS including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor; or

                  (iii) enticing away or otherwise persuading any employee of SONUS to alter, modify or terminate his or her relationship with SONUS as an employee provided that this covenant shall not preclude the ownership by Employee of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in amounts which do not exceed 5 percent of the outstanding shares of any such corporation.

         The parties agree that the geographic scope of this covenant not to compete (the "Territory") shall cover the states of Arizona, New Mexico and the area of California which lies north of Santa Barbara (except for a 20 mile radius from Saratoga, California and a 10 mile radius from San Francisco, California). In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall not be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                  2. Covenant of Confidentiality. Employee shall not at any time subsequent to the date hereof, except as explicitly requested by SONUS, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or program containing, any confidential information concerning the operations of SONUS. For purposes hereof, "confidential information" shall mean and include, without limitation, trade rights, customer lists and information, and all other information concerning operations, equipment, products, marketing and distribution methods not previously disclosed to the public directly by SONUS or otherwise in the public domain.

                  3. Consideration. In consideration of Employee's covenants set forth herein, SONUS will pay to Employee (so long as he is not in material breach of the terms hereof) the sum of $6,303 per month on the first day of each month during the period beginning with January 1, 1999 and ending with September 1, 2001. Under no circumstances shall SONUS be relieved of its obligation to make the foregoing payments pursuant to this Agreement as a result of the termination of Employee's employment with SONUS, regardless of whether such termination is by SONUS or Employee and regardless of whether it is with or without good cause.

                  4. Equitable Relief of Violations. Employee agrees that the provisions and restrictions contained in this Agreement are necessary to protect the legitimate continuing interests of SONUS and that any violation or breach of these provisions will result in irreparable injury to SONUS for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to SONUS for such violation or breach and regardless of any other provision contained in this Agreement, SONUS shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Agreement.

                  If Employee violates the terms of this Agreement, such violation shall constitute a breach of all other noncompetition agreements entered into in connection with the purchase of HCA Companies (the "Prior Agreements"), and if Employee violates the terms of the Prior Agreements, such violation shall constitute a breach of this Agreement.

                  If SONUS violates the terms of this Agreement, such violation shall constitute a breach of the Prior Agreements, and if SONUS violates the terms of the Prior Agreements, such violation shall constitute a breach of this Agreement.

                  5. Assignment. Neither this Agreement nor any interest herein may be assigned by Employee. SONUS may freely assign this Agreement and any and all interests herein to any "affiliate" (as such term is currently defined under the Securities Act of 1934, as amended), or in connection with the transfer, directly or indirectly, of all or substantially all, of the assets and businesses acquired from Employee.

                  6. GENERAL.

                  6.1. Governing Law. This Agreement shall be subject to and governed by the laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

                  6.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee and SONUS and their respective heirs, legal representatives, executors, administrators, successors, and permitted assigns.

                  6.3. Integration; Amendment; Waiver. This Agreement sets forth all of the understandings of the parties with respect to its subject matter and supersedes any and all other agreements, either oral or in writing, of the parties with respect to the subject hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the party against which it is to be enforced. No waiver of any provision of this Agreement shall be valid unless written and signed by the person or party to be charged.

                  6.4. Severability. If any provision of this Agreement shall be determined to be unenforceable because the terms are excessive or unreasonable then such provision shall be reduced to the maximum reasonable limit and enforced as reduced. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect, the enforceability of such provisions in every other respect and of the remaining provisions of this Agreement shall not in any way be impaired.

                  6.5. Headings. The headings of this Agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

                  6.6. Attorney Fees. In the event a suit or action is commenced for the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to collect from the losing party in addition to all of the costs and expenses, reasonable attorney fees at trial and on appeal.

         IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written.

                                        SONUS-USA, INC.


                                        BY: /s/ Scott E. Klein
                                            Scott E. Klein
                                            Executive Vice President


                                        EMPLOYEE


                                        /s/ Gregory J. Frazer
                                        Gregory J. Frazer